www.bankrate.com

For more information contact:
Edward J. DiMaria
SVP, Chief Financial Officer
edimaria@bankrate.com
(917) 368-8608

Bruce J. Zanca
SVP, Chief Communications/Marketing Officer
bzanca@bankrate.com
(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 11:00 A.M. Eastern Time
Interactive Dial-In: 800-510-9836 Passcode 41330562 (10 minutes before the call)

BANKRATE ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

Revenue of $19.7 million increased 59%
EBITDA(1) of $7.1 million increased 76%
EPS(2) of $0.23 exceeds analysts’ consensus estimates

NEW YORK, NY - August 2, 2006 - Bankrate, Inc. (NASDAQ: RATE), today reported total revenue of $19.7 million for the quarter ended June 30, 2006, an increase of $7.3 million or 59% over the $12.4 million reported in the second quarter of 2005. Earnings per diluted share, excluding non-cash stock compensation expense, were $0.23 which exceeded analyst consensus estimates of $0.22 as reported by First Call / Thomson Financial. Earnings before interest, taxes, depreciation and amortization (“EBITDA”), excluding non-cash stock compensation expense for the quarter, was $7.1 million, an increase of $3.1 million or 76% over the $4.1 million for the second quarter of 2005.

Net income, excluding non-cash stock compensation expense was $4.3 million, an increase of $1.8 million or 72% over the $2.5 million reported in the second quarter of 2005. Net income for Q2 2006 was $2.5 million or $0.14 per diluted share including the non-cash stock compensation expense of $0.09 per diluted share after tax, compared to $2.5 million, or $0.15 per diluted share, in Q2 2005 with no stock compensation expense.

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“We’re pleased with our performance for this quarter,” said Thomas R. Evans, President and CEO of Bankrate, Inc. “Evidence of the elasticity of our business was that revenue from our mortgage rate tables grew 13% and deposit-related revenue nearly quadrupled,” Mr. Evans added.

Income before taxes of $4.0 million in the second quarter of 2006, decreased slightly from the second quarter of 2005, due to $3.2 million in non-cash stock compensation expense recorded during the second quarter of 2006. Results excluding stock compensation expense are comparable to prior period results, as the Company adopted FAS 123R and began recording stock option compensation expense prospectively in January 2006.

Total revenue in Q2 2006 was $19.7 million compared to $19.8 million reported in Q1 2006. EBITDA, excluding stock compensation expense, increased by 8% in sequential quarters from $6.6 million in Q1 2006 to $7.1 million in Q2 2006.  EPS was $0.14 and $0.15 for the second quarter of 2006 and 2005 respectively and, excluding stock compensation expense was $0.23 for Q2 2006 compared to $0.21 for Q1 2006, representing a sequential increase of 10%.

Total revenue for the six months ended June 30, 2006 was $39.5 million, an increase of $16.7 million or 73% over the $22.8 million reported in the first half of 2005. EPS excluding stock compensation expense, was $0.44 and $0.27 for the first half of 2006 and 2005, respectively. EBITDA, excluding stock compensation expense, was $13.8 million, an increase of $6.8 million or 98% over the $6.9 million for the first half of 2005. Net income for the first half of 2006, excluding stock compensation expense, was $8.0 million compared to $4.4 million in the first half of 2005, an increase of 80%.

Net income for the six months ended June 30, 2006 was $4.9 million or $0.28 per diluted share including non-cash stock compensation expense of $0.16 per diluted share after tax, compared to $4.4 million, or $0.27 per diluted share, in the first half of 2005 with no stock compensation expense.

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Recent Company Highlights:

•	Online publishing revenue of $15.5 million in Q2 2006 was $4.3 million or 38% greater than the $11.2 million reported in Q2 2005.

•	Hyperlink revenue grew 64% compared to Q2 2005. Deposits contributed 43% of that revenue - an increase of 290% over the same quarter last year.

•	Print publishing and licensing revenue of $4.2 million was 262% higher than Q2 2005.

•
The gross margin for Q2 2006 was 68%, and the EBITDA margin was 36% (excluding non-cash stock compensation expense), compared to 77% and 33%, respectively, in Q2 2005. The difference in the gross margin was due to the fact that print became a greater percentage of the overall revenue in 2006, due to the acquisition of MMIS in December 2005.

•
Page views for Q2 2006 were 116.0 million, up 2% compared to 113.8 million in Q2 2005 and were down from 124.2 million, or 7% in Q1 2006. Organic and partner (non-paid) traffic represented 93% of the page views.

•
On May 10, 2006, the Company completed a secondary public offering of 2,697,776 shares of common stock at $48.25 per share. The total included 351,883 shares of common stock sold as a result of the underwriters’ exercise of their over-allotment option to purchase additional shares of common stock. The offering was comprised of 2,005,991 shares issued by the Company and 691,785 shares sold by selling stockholders. Net proceeds to the Company totaled $92.5 million.

•
In an earlier release today, the Company announced that it has signed an agreement to acquire three websites owned and operated by East West Mortgage, Inc. for $4.4 million in cash. The Internet sites to be purchased by Bankrate include: Mortgage-calc.com, Mortgagecalc.com and Mortgagemath.com. The transaction is expected to close within a week. The Company expects the acquisition to be accretive to earnings in 2006.

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August 2, 2006 Conference Call Interactive Dial-In and Webcast Information:
To participate in the teleconference please call: 800-510-9836 Passcode: 41330562. International participants may dial: 617-614-3670 Passcode: 41330562. Please access at least 10 minutes prior to the time the conference is set to begin.

This call is being webcast by CCBN and can be accessed at Bankrate’s Web site at www.bankrate.com/investor-relations/. The Webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Replay Information:
 A replay of the conference call will be available beginning August 2, 2006, 1:00 p.m. ET/ 10:00 a.m. PT through August 9, 2006. To listen to the replay, call 888-286-8010 and enter 82127318.

Non-GAAP Measures

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, income from operations, income before income taxes, and net income, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

About Bankrate, Inc.
Bankrate, Inc. (Nasdaq:RATE) owns and operates Bankrate.com, a leading Internet consumer banking marketplace. Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. It is the leading aggregator of more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2005, Bankrate.com had over 46 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal (NYSE: DJ) and The New York Times (NYSE: NYT). Bankrate.com's information is also distributed through more than 400 national and state publications. In addition to Bankrate.com, Bankrate, Inc. also owns and operates FastFind, an internet lead aggregator and MMIS/Interest.com, which publishes mortgage guides and financial rates and information.

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Certain matters included in the discussion above may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: our success depends on Internet advertising revenue, interest rate volatility, establishing and maintaining distribution arrangements, and increased acceptance of the Internet by consumers as a medium for obtaining financial product information; changes in, or interpretations of, accounting rules and regulations, such as expensing of stock options, could result in unfavorable accounting charges; changes in, or interpretations of, tax rules and regulations may adversely impact our effective tax rate; we use barter transactions which do not generate cash; our markets are highly competitive; our Web site may encounter technical problems and service interruptions; we rely on the protection of our intellectual property; we may face liability for information on our Web site; future government regulation of the Internet is uncertain and subject to change; we may be limited or restricted in the way we establish and maintain our online relationships by laws generally applicable to our business; our ownership is heavily concentrated; our success may depend on management and key employees; we may encounter difficulties with future acquisitions; our results of operations may fluctuate significantly; our stock price may be particularly volatile because of the industry we are in; and, if our common stock price drops significantly, we may be delisted from the Nasdaq National Market, which could eliminate the trading market for our common stock. These and additional important factors to be considered are set forth under "Item 1. Business - Risk Factors,'' "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations'' and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2005, as amended, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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-Financial Statements Follow-

(1)	Earnings before interest, taxes, depreciation and amortization excluding stock compensation expense
(2)	Earnings per share excluding stock compensation expense net of taxes

Bankrate, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2006	2005
Assets

Cash and cash equivalents	$102,359,536	$3,479,609
Accounts and notes receivable, net of allowance for doubtful accounts of approximately
$1,853,000 at June 30, 2006 and $1,630,000 at December 31, 2005, respectively	13,709,282	8,838,879
Deferred income taxes, current portion	4,546,690	6,445,636
Insurance claim receivable	-	85,575
Prepaid expenses and other current assets	708,881	481,677
Total current assets	121,324,389	19,331,376

Furniture, fixtures and equipment, net	1,504,489	1,063,307
Deferred income taxes	1,223,619	28,769
Intangible assets, net	10,900,627	11,652,161
Goodwill	30,030,233	30,035,399
Other assets	732,665	442,211

Total assets	$165,716,022	$62,553,223

Liabilities and Stockholders' Equity

Liabilities:
Accounts payable	$2,601,551	$3,215,645
Accrued expenses	3,084,786	5,093,187
Deferred revenue	1,240,324	1,176,119
Other current liabilities	67,719	37,187
Total current liabilities	6,994,380	9,522,138

Other liabilities	199,617	178,133

Total liabilities	7,193,997	9,700,271

Stockholders' equity:
Preferred stock, 10,000,000 shares authorized and undesignated	-	-
Common stock, par value $.01 per share-- 100,000,000 shares authorized; 18,111,766 and
15,857,877 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	181,118	158,579
Additional paid in capital	171,760,270	70,981,544
Accumulated deficit	(13,419,363)	(18,287,171)
Total stockholders' equity	158,522,025	52,852,952

Total liabilities and stockholders' equity	$165,716,022	$62,553,223

Bankrate, Inc.
Non-GAAP Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenue:	2006	2005	2006	2005
Online publishing	$15,464,987	$11,204,023	$31,080,986	$20,470,576
Print publishing and licensing	4,201,383	1,161,007	8,373,816	2,316,303
Total revenue	19,666,370	12,365,030	39,454,802	22,786,879
Cost of revenue:
Online publishing	2,518,368	1,823,127	5,210,456	3,462,602
Print publishing and licensing	3,715,567	1,075,375	7,247,546	2,178,544
Total cost of revenue	6,233,935	2,898,502	12,458,002	5,641,146

Gross margin	13,432,435	9,466,528	26,996,800	17,145,733

Operating expenses:
Sales	1,077,764	970,597	2,009,153	1,812,444
Marketing	1,188,918	1,713,010	2,040,261	3,232,633
Product development	672,092	510,777	1,583,064	1,014,883
General and administrative	3,361,315	2,221,655	7,610,560	4,135,933
Stock compensation expense (1)	3,184,872	-	4,962,495	-
Depreciation and amortization	564,653	208,335	1,122,415	397,574
	10,049,614	5,624,374	19,327,948	10,593,467
Income from operations	3,382,821	3,842,154	7,668,852	6,552,266
Other income:
Interest income, net	624,975	212,144	645,305	353,407
Insurance recovery in excess of costs and expenses	-	-	-	220,705
Total other income	624,975	212,144	645,305	574,112

Income before income taxes	4,007,796	4,054,298	8,314,157	7,126,378
Provision for income taxes	1,481,815	1,540,634	3,446,349	2,708,024
Net income	$2,525,981	$2,513,664	$4,867,808	$4,418,354

Basic and diluted net income per share:
Basic	$0.15	$0.16	$0.29	$0.28
Diluted	$0.14	$0.15	$0.28	$0.27
Basic and diluted net income per share excluding stock compensation expense (1):
Basic	$0.25	$0.16	$0.48	$0.28
Diluted	$0.23	$0.15	$0.44	$0.27
Weighted average common shares outstanding:
Basic	17,138,053	15,804,045	16,509,989	15,795,981
Diluted	17,876,380	16,590,763	17,183,295	16,578,483

(1) See reconciliation of GAAP to Non-GAAP Measures.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Non-GAAP Measures Reconciliation (Unaudited):	2006	2005	2006	2005

EBITDA-
Income from operations	$3,382,821	$3,842,154	$7,668,852	$6,552,266
Depreciation and amortization	564,653	208,335	1,122,415	397,574
EBITDA	$3,947,474	$4,050,489	$8,791,267	$6,949,840
Per diluted share	$0.22	$0.24	$0.51	$0.42

EBITDA excluding stock compensation expense-
Income from operations	$3,382,821	$3,842,154	$7,668,852	$6,552,266
Stock compensation expense	3,184,872	-	4,962,495	-
Depreciation and amortization	564,653	208,335	1,122,415	397,574
EBITDA excluding stock compensation expense	$7,132,346	$4,050,489	$13,753,762	$6,949,840
Per diluted share	$0.38	$0.24	$0.76	$0.42

Income before income taxes excluding stock compensation expense-
Income before income taxes	$4,007,796	$4,054,298	$8,314,157	$7,126,378
Stock compensation expense	3,184,872	-	4,962,495	-
	$7,192,668	$4,054,298	$13,276,652	$7,126,378

Net income excluding stock compensation expense-
Net income	$2,525,981	$2,513,664	$4,867,808	$4,418,354
Stock compensation expense, net of tax	1,789,620	-	3,098,183	-
Net income excluding stock compensation expense	$4,315,601	$2,513,664	$7,965,991	$4,418,354
Per basic share	$0.25	$0.16	$0.48	$0.28
Per diluted share	$0.23	$0.15	$0.44	$0.27

Weighted average common shares outstanding:
Basic	17,138,053	15,804,045	16,509,989	15,795,981

Diluted	17,876,380	16,590,763	17,183,295	16,578,483
Impact of applying SFAS No. 123R	864,815	-	861,600	-
Diluted shares excluding impact of applying SFAS No 123R	18,741,195	16,590,763	18,044,895	16,578,483

Bankrate, Inc.
Condensed Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2006			June 30, 2006

Revenue:	GAAP	Adjustments (2)	Non-GAAP	GAAP	Adjustments (2)	Non-GAAP
Online publishing	$15,464,987	$-	$15,464,987	$31,080,986	$-	$31,080,986
Print publishing and licensing	4,201,383	-	4,201,383	8,373,816	-	8,373,816
Total revenue	19,666,370	-	19,666,370	39,454,802	-	39,454,802
Cost of revenue:
Online publishing	2,806,868	(288,500)	2,518,368	5,707,452	(496,996)	5,210,456
Print publishing and licensing	3,773,258	(57,691)	3,715,567	7,315,368	(67,822)	7,247,546
Total cost of revenue	6,580,126	(346,191)	6,233,935	13,022,820	(564,818)	12,458,002

Gross margin	13,086,244	346,191	13,432,435	26,431,982	564,818	26,996,800

Operating expenses:
Sales	1,247,916	(170,152)	1,077,764	2,336,191	(327,038)	2,009,153
Marketing	1,188,918	-	1,188,918	2,040,261	-	2,040,261
Product development	805,193	(133,101)	672,092	1,829,696	(246,632)	1,583,064
General and administrative	5,896,743	(2,535,428)	3,361,315	11,434,567	(3,824,007)	7,610,560
Stock compensation expense	-	3,184,872	3,184,872	-	4,962,495	4,962,495
Depreciation and amortization	564,653	-	564,653	1,122,415	-	1,122,415
	9,703,423	346,191	10,049,614	18,763,130	564,818	19,327,948
Income from operations	3,382,821	-	3,382,821	7,668,852	-	7,668,852
Other income:
Interest income, net	624,975	-	624,975	645,305	-	645,305
Insurance recovery in excess of costs and expenses	-	-	-	-	-	-
Total other income	624,975	-	624,975	645,305	-	645,305

Income before income taxes	4,007,796	-	4,007,796	8,314,157	-	8,314,157
Provision for income taxes	1,481,815	-	1,481,815	3,446,349	-	3,446,349
Net income	$2,525,981	$-	$2,525,981	$4,867,808	$-	$4,867,808

Basic and diluted net income per share:
Basic	$0.15	$-	$0.15	$0.29	$-	$0.29
Diluted	$0.14	$-	$0.14	$0.28	$-	$0.28
Weighted average common shares outstanding:
Basic	17,138,053	-	17,138,053	16,509,989	-	16,509,989
Diluted	17,876,380	-	17,876,380	17,183,295	-	17,183,295

(2)Adjustments for the impact of applying SFAS No. 123R